Exhibit 99.01
DexCom Reports First Quarter 2018 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-May 2, 2018) - DexCom, Inc. (Nasdaq: DXCM) today reported its unaudited financial results as of and for the quarter ended March 31, 2018.

First Quarter 2018 Highlights:

•	Revenue grew 30% versus the same quarter of the prior year to $184.4 million

•	International revenue grew 49% versus the same quarter of the prior year

•	GAAP net loss of $24.2 million, or $0.28 loss per share

•	Non-GAAP net loss of $28.3 million, or $0.32 loss per share

“Dexcom is off to a solid start in 2018. Revenue growth remained strong in Q1, carrying the momentum we saw exiting last year, and the company demonstrated good expense control,” said Kevin Sayer, President and CEO, DexCom. “As we look to launch the exciting new Dexcom G6 CGM system, we feel confident in our growth outlook and look forward to bringing this important advancement to people with diabetes.”

First Quarter 2018 Financial Results:

Revenue was $184.4 million for the first quarter of 2018, an increase of 30% from the $142.3 million in revenue for the same quarter of 2017. Gross profit totaled $118.9 million or 64% of revenue for the first quarter of 2018 compared to a gross profit of $94.1 million or 66% of revenue for the same quarter of 2017.

GAAP net loss was $24.2 million, or $0.28 loss per share, for the first quarter of 2018 compared to GAAP net loss of $41.7 million, or $0.49 loss per share, for the same quarter in 2017.

Non-GAAP net loss was $28.3 million, or $0.32 loss per share, for the first quarter of 2018, which excludes $7.4 million of income related to our equity investment in Tandem Diabetes Care, Inc., and excludes $3.3 million of non-cash interest expense related to our senior convertible notes. See the table below entitled "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss) and Net Income (Loss) per Share" for a reconciliation of these GAAP and Non-GAAP financial measures.

As of March 31, 2018, DexCom had $533.9 million in cash, cash equivalents and short-term marketable securities.

2018 Annual Guidance:

DexCom updated its projections for the full year 2018:

•	Revenue of $850 million to $860 million, versus the prior range of $830 million to $850 million

•	Gross profit margins in the range of 65% to 68%, consistent with the prior outlook

•	GAAP operating expenses, excluding investments into non-intensive programs, to grow 10% versus 2017, consistent with the prior outlook.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to "About Us," then "Investor Relations," and then "Events and Presentations," and will be archived for future reference. To listen to the conference call, please dial (800) 447-0521 (US/Canada) or (847) 413-3238 (International) and use the confirmation number "46267190" approximately five minutes prior to the start time.

Statement regarding use of non-GAAP financial measures

DexCom reports non-GAAP results for net loss and net loss per basic and diluted share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our financial measures under GAAP include non-cash interest expense related to our senior convertible notes and income related to our equity investment in Tandem Diabetes Care, Inc. as listed in the itemized reconciliation between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to DexCom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s quarterly report on Form 10-Q for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on May 2, 2018. Except as required by law, DexCom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

DexCom, Inc.
Consolidated Balance Sheets
(In millions—except par value data)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$420.4	$441.5
Short-term marketable securities	113.5	107.1
Accounts receivable, net	123.9	134.3
Inventory	51.6	45.2
Prepaid and other current assets	19.9	16.6
Total current assets	729.3	744.7
Property and equipment, net	152.4	145.6
Goodwill	12.3	12.1
Other assets	2.8	1.7
Total assets	$896.8	$904.1
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$88.0	$87.2
Accrued payroll and related expenses	34.2	48.5
Deferred revenue	2.9	3.2
Total current liabilities	125.1	138.9
Other liabilities	18.7	18.2
Long term senior convertible notes	331.3	327.6
Total liabilities	475.1	484.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 shares authorized; no shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value, 200.0 authorized; 88.4 and 88.1 issued and outstanding, respectively, at March 31, 2018; and 87.3 and 87.0 shares issued and outstanding, respectively, at December 31, 2017	0.1	0.1
Additional paid-in capital	1,122.5	1,093.7
Accumulated other comprehensive loss	(4.9)	(2.6)
Accumulated deficit	(696.0)	(671.8)
Total stockholders’ equity	421.7	419.4
Total liabilities and stockholders’ equity	$896.8	$904.1

DexCom, Inc.
Consolidated Statements of Operations
(In millions—except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues	$184.4	$142.3
Cost of sales	65.5	48.2
Gross profit	118.9	94.1
Operating expenses
Research and development	44.8	48.1
Selling, general and administrative	104.8	86.4
Total operating expenses	149.6	134.5
Operating loss	(30.7)	(40.4)
Income from equity investments	7.4	—
Other income	2.6	0.4
Interest income	1.5	0.2
Interest expense	(4.8)	(0.5)
Loss before income taxes	(24.0)	(40.3)
Income tax expense	0.2	1.4
Net loss	$(24.2)	$(41.7)
Basic and diluted net loss per share	$(0.28)	$(0.49)
Shares used to compute basic and diluted net loss per share	87.3	85.2

DexCom, Inc.
Revenue by Geography
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
US revenue	$145.4	$116.3
Year over year growth	25%	20%
% of total revenue	79%	82%

OUS revenue	$39.0	$26.1
Year over year growth	49%	37%
% of total revenue	21%	18%

Total revenue (1)	$184.4	$142.3
Year over year growth	30%	22%
(1) Total revenue amount as of March 31, 2017 does not recalculate due to rounding.

DexCom, Inc.
Revenue by Component
(In millions)
(Unaudited

	Three Months Ended March 31,
	2018	2017
Sensor & other revenue (1) (2)	$131.9	$101.2
Year over year growth	30%	21%
% of total revenue	72%	71%

Transmitter revenue (1)	$37.7	$29.4
Year over year growth	28%	43%
% of total revenue	20%	21%

Receiver revenue	$14.8	$11.8
Year over year growth	26%	(1)%
% of total revenue	8%	8%

Total revenue(3)	$184.4	$142.3
Year over year growth	30%	22%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, etc.
(3) Total revenue amount as of March 31, 2017 does not recalculate due to rounding.

DexCom, Inc.
Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss) and Net Income (Loss) per Share
(In millions—except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
GAAP net loss	$(24.2)	$(41.7)
Non-cash interest expense (1)	3.3	—
Income from equity method investments (2)	(7.4)	—
Tax effect of adjustments (3)	—	—
Non-GAAP net loss	$(28.3)	$(41.7)

GAAP basic and diluted net loss per share	$(0.28)	$(0.49)
Non-cash interest expense (1)	0.04	—
Income from equity method investments (2)	(0.08)	—
Tax effect of adjustments (3)	—	—
Non-GAAP basic and diluted net loss per share	$(0.32)	$(0.49)

Shares used to compute net loss per share:
Basic and diluted	87.3	85.2
(1) Non-cash interest expense is associated with our 2022 Senior Convertible Notes.
(2) Income from equity method investments is related to our investment in Tandem Diabetes Care, Inc.
(3) Tax-effecting GAAP only items at a 0% tax rate due to being in a position of recording a valuation allowance.